As filed with the Securities and Exchange Commission on October 13, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	41-2230745
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, Suite 800
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
to be so registered	which each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This registration statement is filed with the Securities and Exchange Commission in connection with Main Street Capital Corporation’s transfer of its listing of common stock to the New York Stock Exchange.

Item 1.        Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.01 per share, of Main Street Capital Corporation (the “Company”). The description of the shares of common stock contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Post-Effective Amendment No. 5 to Registration Statement on Form N-2 (File No. 333-155806), filed with the Securities and Exchange Commission on June 17, 2010, (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.        Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 13, 2010

MAIN STREET CAPITAL CORPORATION

By:	/s/ Rodger A. Stout
	Name:	Rodger A. Stout
	Title:	Senior Vice President - Finance and Administration, Chief Compliance Officer and Treasurer